                                                                    EXHIBIT 10.1


                                     FORM OF

                               AFFILIATE AGREEMENT


        THIS AFFILIATE AGREEMENT (this "Agreement") is made and entered into as of _________, 1997, by and between FIDELITY NATIONAL FINANCIAL, INC., a Delaware corporation ("Parent") and the stockholder of GRANITE FINANCIAL, INC., a Delaware corporation (the "Company"), identified on the signature page hereto (the "Affiliate").

                                    RECITALS:

        A. Parent and the Company are parties to that certain Agreement and Plan of Merger, dated as of November 17, 1997 (the "Merger Agreement"), which provides for the acquisition of the Company by Parent by means of a merger (the "Merger") of a wholly-owned subsidiary of Parent ("Merger Sub") with and into the Company (unless otherwise defined herein as the context otherwise requires, capitalized terms shall have the respective meanings set forth in the Merger Agreement);


        B. Affiliate is the record holder and beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of and has the right to vote and dispose of the number of shares of the outstanding capital stock of the Company indicated on the signature page of this Agreement (the "Company Shares"), which Shares will be converted, upon the Effective Time of the Merger, into the right to receive shares of Parent Common Stock (the "Parent Shares"); and

        C. Affiliate understands that, since the Merger will be accounted for using the "pooling of interests" method and the Affiliate is an "affiliate" of the Company (within the meaning of Rule 145 under the Securities Act of 1933, as amended (the "Securities Act"), the Parent Shares may only be disposed of in conformity with the limitations described herein.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

        1.     Agreement to Retain Shares.

               1.1 Transfer and Encumbrance. Affiliate agrees not to transfer, sell, exchange, pledge or otherwise dispose of or encumber the Parent Shares or any New Shares (as defined in Section 1.2 below) or to make any offer or agreement relating thereto, at any time prior to the Expiration Date. As used herein, the term "Expiration Date" shall mean the date Parent shall have publicly released a report including the combined financial results of Parent and the Company for a period of at least 30 days of combined operations of Parent and the Company.

               1.2 New Shares. Affiliate agrees that any shares of capital stock of the Company or Parent that Affiliate purchases or with respect to which Affiliate otherwise acquires beneficial ownership after the date of this Agreement and prior to the Expiration Date ("New Shares") shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

        2. Tax Treatment; Rule 145. Affiliate understands and agrees that it is intended that the Merger will be treated as a "reorganization" for federal income tax purposes. Affiliate further understands and agrees that Affiliate may be deemed to be an "affiliate" of the Company within the meaning of Rule 145 promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act, although nothing contained herein should be construed as an admission of such fact.

        3. Reliance Upon Representations, Warranties and Covenants. Affiliate has been informed that the treatment of the Merger as a reorganization for federal income tax purposes requires that a sufficient number of stockholders of the Company maintain a meaningful continuing equity ownership interest in Parent after the Merger. Affiliate understands that the representations, warranties and covenants of Affiliate set forth herein will be relied upon by Parent, the Company and their respective counsel and accounting firms.

        4. Representations, Warranties and Covenants of Affiliate. Affiliate represents, warrants and covenants as follows:

                      (a) Affiliate has full power and authority to execute this Agreement, to make the representations, warranties and covenants herein contained and to perform Affiliate's obligations hereunder.

                      (b) Set forth below the signatures below is the number of Company Shares owned by Affiliate, including all Company Shares as to which Affiliate has sole or shared voting or investment power and all rights, options and warrants to acquire the shares of capital stock of the Company owned or held by Affiliate.

                      (c) Affiliate will not sell, transfer, exchange, pledge or otherwise dispose of, or make any offer or agreement relating to any of the foregoing with respect to, any Parent Shares that Affiliate may acquire in connection with the Merger, or any securities that may be paid as a dividend or otherwise distributed thereon or with respect thereto or issued or delivered in exchange or substitution therefor (all such shares and other securities of Parent are sometimes collectively referred to as "Restricted Securities"), or any option, right or other interest with respect to any Restricted Securities, unless: (i) such transactions is permitted pursuant to Rule 145(c) and 145(d) under the Securities Act; (ii) counsel representing Affiliate, which counsel is reasonably satisfactory to Parent, shall have advised Parent in a written opinion letter satisfactory to Parent and Parent's legal counsel, and upon which Parent and its legal counsel may rely, that no registration under the Securities Act would be required in connection with the proposed sale, transfer or other disposition; (iii) a registration statement under the Securities Act covering the Parent Shares proposed to be sold, transferred or otherwise disposed of, describing the manner and terms of the proposed sale, transfer or other dispositions, and containing a current prospectus, shall have been filed with the SEC and made effective under the Securities Act; or (iv) an authorized representative of the SEC shall have rendered written advice to Affiliate (sought by Affiliate or counsel to Affiliate, with a copy thereof and all other related communications delivered to Parent) to the effect that the SEC would take no action, or that the staff of the SEC would not recommend that the SEC take any action, with respect to the proposed disposition if consummated.

                      (d) Affiliate is not aware of, or participating in, any present plan or intention (a "Plan") on the part of the Company's stockholders to sell, transfer, exchange, pledge or otherwise dispose of, including a distribution by a partnership to its partners, or a corporation to its stockholders, or any other transaction which results in a reduction in the risk of ownership (any of the foregoing, a "Sale") of Parent Shares to be issued in the Merger such that the aggregate fair market value, as of the Effective Time of the Merger, of the Parent Shares subject to such Sales would exceed fifty percent (50%) of the aggregate fair market value of all shares of outstanding shares of the Company immediately prior to the Merger. For purposes of the preceding sentence, Parent Shares (i) which are exchanged for cash in lieu of fractional Parent Shares or (ii) with respect to which a pre-Merger Sale occurs in a Related Transaction (as defined below), shall be considered to be Company

Shares that are exchanged for Parent Shares in the Merger and then disposed of pursuant to a Plan. A Sale of Parent Shares shall be considered to have occurred pursuant to a Plan if, among other things, such Sale occurs in a Related Transaction. For purposes of this Section 4(d), a "Related Transaction" shall mean a transaction that is in contemplation of, or related or pursuant to, the Merger or the Merger Agreement. If any of Affiliate's representations in this subsection (d) cease to be true at any time prior to the Effective Time of the Merger, Affiliate will deliver to each of the Company and Parent, prior to the Effective Time of the Merger, a written statement to that effect, signed by Affiliate.

        5. Rules 144 and 145. From and after the Effective Time of the Merger and for so long as is necessary in order to permit Affiliate to sell the Parent Shares held by Affiliate pursuant to Rule 145 and, to the extent applicable, Rule 144 under the Securities Act, Parent will use its reasonable efforts to file on a timely basis all reports required to be filed by it pursuant to
Section 13 of the Securities Exchange Act of 1934, as amended, referred to in paragraph (c)(1) of Rule 144 under the Securities Act, in order to permit Affiliate to sell the Parent Shares held by it pursuant to the terms and conditions of Rule 145 and the applicable provisions of Rule 144.

        6. Limited Resales. Affiliate understands that, in addition to the restrictions imposed under Section 4 of this Agreement, the provisions of Rule 145 limit Affiliate's public resales of Restricted Securities.

        7. Legends. Affiliate also understands and agrees that stop transfer instructions will be given to Parent's transfer agent with respect to certificates evidencing the Restricted Securities and that there will be placed on the certificate evidencing the Restricted Securities legends stating in substance:

        "THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED, EXCHANGED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, AND THE OTHER CONDITIONS SPECIFIED IN THAT CERTAIN AFFILIATE AGREEMENT DATED AS OF NOVEMBER __, 1997 BETWEEN THE ISSUER AND THE STOCKHOLDER, A COPY OF WHICH AFFILIATE AGREEMENT MAY BE INSPECTED BY THE HOLDER OF THIS CERTIFICATE AT THE PRINCIPAL OFFICES OF THE ISSUER."

        After the Expiration Date, Parent agrees to remove the above legend, and replace such legend with the following legend:

        "THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED, EXCHANGED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED."

        Parent agrees to remove promptly such stop transfer instructions and legend upon full compliance with this Agreement by the undersigned, including, without limitation, a sale or transfer of Parent Shares permitted under Section 4(c) above.

        8. Termination. This Agreement shall be terminated and shall be of no further force and effect upon the termination of the Merger Agreement in accordance with the terms thereof.

        9. Counterparts. This Agreement shall be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one instrument.

        10. Binding Agreement. This Agreement will inure to the benefit of and be binding upon and enforceable against the parties and their successors and assigns, including administrators, executors, representatives, heirs, legatees and devisees of Affiliate and pledgees holding Restricted Securities as collateral.

        11. Waiver. No waiver by any party hereto of any condition or of any breach of any provision of this Agreement shall be effective unless in writing and signed by each party hereto.

        12. Governing Law. This Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of Delaware.

        13. Attorneys' Fees. In the event of any legal actions or proceeding to enforce of interpret the provisions hereof, the prevailing party shall be entitled to reasonable attorney's fees, whether or not the proceeding results in a final judgment.

        14. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.


        IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first above written.




                                         FIDELITY NATIONAL FINANCIAL, INC.


                                         By:
                                            -----------------------------------
                                            Name:
                                            Title:



                                         --------------------------------------
                                         Name of Affiliate:
                                         Affiliate's Address for Notice:

                                         Company Shares beneficially owned:
                                                Shares of Common Stock:
                                                Shares subject to:
                                                       Options:
                                                       Warrants:
                                                       Other Rights: